EXHIBIT 10.16

                           INVESTOR'S RIGHTS AGREEMENT

      THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is made as of April 1, 2003 by and among FIND/SVP, Inc., a New York corporation (the "Company"), Petra Mezzanine Fund, L.P. (the "Investor"), Martin E. Franklin ("Franklin") and David Walke ("Walke", and together with Franklin, the "Major Shareholders").

                                    RECITALS

      WHEREAS, the Company proposes to issue shares of Series A Preferred Stock, $0.0001 par value per share (the "Series A Preferred Stock") to the Investor pursuant to the Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") by and among the Company and the Investor of even date herewith;

      WHEREAS, the Company has requested that the Investor make available to the Company a term loan in the original principal amount of Three Million Dollars ($3,000,000) (the "Loan");

      WHEREAS, as consideration for the Investor making the Loan to the Company, the Company proposes to grant the Investor a warrant (the "Warrant") to purchase 675,000 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"); and

      WHEREAS, to induce the Investor to enter into the Purchase Agreement and make the Loan, the Company and the Investor have agreed to enter into this Agreement to provide for certain rights, privileges and preferences in favor of the Investor.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement and the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1. REGISTRATION RIGHTS

      1.1. CERTAIN DEFINITIONS. The following terms shall have the following respective meanings:

            "HOLDER" shall mean the Investor so long as the Investor holds Registrable Securities and any Person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.11.

            "INITIATING HOLDERS" shall mean any Holder or Holders of at least twenty-five percent (25%) of the Registrable Securities.

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            "REGISTRABLE  SECURITIES"  means  (i) the  Common  Stock  issued  or issuable upon conversion of the Series A Preferred Stock, upon exercise of the Warrant or upon exercise of each Additional Warrant (as defined in the Warrant) or (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, and in the case of
(i) and (ii) which has not been sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), excluding in all cases, however, any Registrable Securities transferred by any Person in a transaction in which the rights under this Section 1 are not assigned in accordance with this Agreement.

            The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRATION EXPENSES" shall mean all expenses, except as included in Selling Expenses or as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one special counsel for all Holders as selling shareholders in the event of each registration provided for in Section 1.2.

            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders. Such expenses shall be borne by the Holders.

      1.2. REQUESTED REGISTRATION.

            (a) REQUEST FOR REGISTRATION. Subject to the provisions of Section 1.2(c) below, if at any time the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to any of their Registrable Securities in which either (i) the anticipated aggregate price to the public is at least $500,000 or (ii) at least 250,000 shares of Common Stock shall be registered, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) as soon as practicable, effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written


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notice  from the  Company;  PROVIDED,  HOWEVER,  that the  Company  shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                        (A) Within 180 days of the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (B)  After  the  Company  has   effected  two  (2)  such
registrations pursuant to this Section 1.2, and such registrations have been declared effective under the Securities Act; provided, however, that a registration pursuant to this Section 1.2 shall not be considered a registration for purposes of this Section 1.2(a)(ii)(B), (i) unless and until such registration shall have become effective and all shares so registered have been sold and (x) in the case of a registration on Form S-1 (or any successor form) or Form S-2 (or any successor form), until one hundred eighty (180) days after the effective date thereof or until all shares so registered have been sold, and
(y) in the case of a registration on Form S-3, until all Registrable Securities included in such registration shall have been actually sold, (ii) if the Holders withdraw their request at any time because such Holders (A) reasonably believed that the registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in light of the circumstances under which they were made) not misleading, (B) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission, and
(C) the Company has refused to correct such alleged misstatement or omission, or
(iii) if at least 75% of the Registrable Securities requested to be registered by the Holders are not included in a registration pursuant to this Section 1.2.

      Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

            (b) PRIORITY ON DEMAND REGISTRATIONS. The Company may include in any registration pursuant to this Section 1.2 any securities which are not Registrable Securities; provided, if such registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities to be included in such registration therein, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Registrable Securities requested to be included by the Holders which in the opinion of such underwriters can be sold in an orderly manner without affecting the marketability of the offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and
(ii) second, other securities which the Company has requested to be included in such


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

registration, pro rata among the respective holders thereof on the basis of the amount of such securities requested to be included therein by each such holder.

            (c) UNDERWRITING.  In the event that a registration pursuant to this
Section 1.2 is for a registered public offering involving an underwriting, the Company shall advise the Holders as part of the notice given pursuant to Section 1.2(a)(i) that the registered public offering shall be underwritten and the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2(c), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, subject to the reasonable consent of a majority of the Initiating Holders requesting registration. Notwithstanding any other provision of this
Section 1.2, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

            (d) DEFERRAL OF  REGISTRATION.  Notwithstanding  the  provisions  of
Section 1.2(a), if (i) in the good faith judgment of the Board of Directors of the Company, a requested registration under this Section 1.2 would not be in the best interest of the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would not be in the best interest of the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in Section 1.2(a)(ii)(A) above) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

      1.3. COMPANY REGISTRATION.

            (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans,


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

(ii) a registration relating solely to a Securities and Exchange Commission ("SEC") Rule 145 transaction, (iii) a registration effected pursuant to Sections
1.2 or 1.4 or (iv) a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance requirements), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

            (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i) above. In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the
Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise in writing all Holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders; PROVIDED, HOWEVER, that notwithstanding any terms set forth in that certain Registration Rights Agreement, dated as of November 26, 1996, by and between the Company and SVP, S.A., and assigned to Marlin Equities, LLC and Walke Associates, Inc. (the "Registration Rights Agreement"), in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering (such 25% to be allocated among the participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration by such Holders), unless (i) such offering is the initial public offering of the Company's Common Stock in which case the Holders may be excluded entirely if the managing underwriter makes the determination described above and all other holders of the Company's securities are first excluded entirely or (ii) the Holders holding a majority of the Registrable Securities consent in writing to such a reduction. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

            (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the


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effectiveness  of such  registration,  whether or not any Holder has  elected to include securities in such registration; provided, however, if the Holders elect to use their demand registration right pursuant to Section 1.2, then such registration shall be governed by Section 1.2 and it shall not be terminated.

      1.4. REGISTRATION ON FORM S-3. If Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities in which either (i) the anticipated aggregate price to the public is at least $500,000 or
(ii) at least 250,000 shares of Common Stock shall be registered, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall cause such Registrable
Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holders may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration (i) in the event that the Company shall furnish the certification described in Section 1.2(d)(ii) (but subject to the limitations set forth therein), or (ii) in a given calendar year, the Company has effected two (2) such registrations, or (iii) in the event the Company will be required to obtain an audit (other than for its normal year-end audit) for such registration to become effective. The substantive provisions of Section 1.2(c) shall be applicable to each registration initiated under this Section 1.4.

      1.5. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. Other than the registration rights granted to Robert La Terra pursuant to his employment agreement with the Company with respect to 150,000 shares of Common Stock, from and after the date hereof, without the approval of the Investor or the Holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights equal to or superior to those of the Holders.

      1.6. EXPENSES OF REGISTRATION. Except as otherwise provided herein, all Registration Expenses incurred in connection with all registrations pursuant to
Section 1.2 and up to three (3) registrations pursuant to Sections 1.3 and 1.4 shall be borne by the Company; PROVIDED, HOWEVER, that the Holders shall bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.2 and subsequently withdrawn by the Holders registering shares therein, unless such withdrawal is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 1.2. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities PRO RATA on the basis of the number of shares so registered.

      1.7. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities


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registered  thereunder,  keep  such  registration  statement  effective  for the earlier of 180 days or until the distribution described in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders, as expeditiously as reasonable, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and any other customary agreements, in usual and customary form, with the underwriters of such offering and take all such actions reasonably requested to expedite or facilitate the disposition of shares. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a


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material fact required to be stated  therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system (NASDAQ).

            (h) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement.

            (i) Make available for inspection on a confidential basis by any participating Holder, any underwriter participating in any disposition pursuant to such registration statement, and the counsel to the participating Holders whose expenses are being paid pursuant to Section 1.6 hereof, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and other advisors to supply on a confidential basis all information reasonably requested by any such participating Holder, underwriter or attorney in connection with such registration statement.

            (j)  Permit  any  participating   Holder  that,  in  its  reasonable
judgment, might be deemed to be an underwriter or a controlling Person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such participating Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 1.7 hereof.

            (k) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

            (l) Cooperate with the participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such participating Holders may reasonably request.

            (m) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes


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effective,  (i) an opinion,  dated such date,  of the counsel  representing  the
Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            (n) Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act as soon as reasonably practicable after the end of the twelve month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve month period.

      1.8. INDEMNIFICATION.

            (a) To the extent  permitted by law, the Company will indemnify each
Holder, each of its officers and directors and partners, and each Person controlling such Person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter for such Holder, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Holder in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on (i) any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by such Holder, any of its officers and directors and partners, controlling Person of such Holder, underwriter or controlling Person of such underwriter and stated to be specifically for use therein or the preparation thereby or (ii) use or delivery by such Holder, controlling Person or underwriter of a prospectus other than the most current prospectus made available to such Holder, controlling Person or underwriter by the Company.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each Person controlling such other Holder within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Company, and will reimburse the Company, such other Holder, each of its directors, officers, partners, and each Person controlling such Holder or the Company, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and specifically requested by the Company for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate net proceeds received by such Holder from the shares sold by such Holder in the offering in question.

            (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED HOWEVER, that the Indemnified Party shall have the right to retain its own counsel, with fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would not be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1.8 to the extent (but only to the extent) that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or material separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.8(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The  obligations  of the Company and Holders  under this Section
1.8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 1, and otherwise.

      1.9. INFORMATION BY HOLDER. As a condition to the Company's obligations to complete a registration under 1.2, 1.3 or 1.4, the Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

      1.10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable

Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

            (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request, unless otherwise obtainable through the SEC's website, in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

      1.11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder provided that the transferor provides the Company with written notice of the proposed transfer, the transferee agrees in writing to be bound by the provisions of this Section 1 and all of the terms and conditions contained in the Purchase Agreement.

      1.12. "MARKET STAND-OFF" AGREEMENT. If requested in writing by the Company and an underwriter of Common Stock (or other securities) of the Company in connection with the initial public offering of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such shareholder (other than those included in the registration) during a period not to exceed one hundred eighty (180) days following the date of the prospectus included in such registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company and holders of at least five percent (5%) of the Company's voting securities are bound by and have entered into similar agreements.

      The obligations described in this Section 1.12 shall not apply to a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Company. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty
(180)-day or shorter period.

      1.13. TERMINATION. No Holder shall be entitled to exercise any rights provided for in this Section 1 after the date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

2. PREEMPTIVE RIGHTS

      2.1. RIGHT OF PURCHASE. The Company hereby grants to the Investor, so long as such Investor shall own, of record or beneficially, or have the right to acquire from the Company, any Registrable Securities, the preemptive right to purchase all or part of such Investor's PRO RATA share of New Securities (as defined in Section 2.2) which the Company, from time to time, proposes to sell and issue to any Person (each an "Additional Investor). The Investor shall be entitled to apportion the preemptive rights hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

      2.2. DEFINITION OF NEW SECURITIES. "New Securities" shall mean any capital stock of the Company or rights thereto, whether now authorized or not, and options, warrants or other rights to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to Series A Preferred Stock; (ii) securities issuable upon exercise of the Warrant; (iii) securities issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, including but not limited to shares of Common Stock issued in connection with the Company's acquisition of Guideline Research Corporation ("Guideline"), but excluding in all cases any shares of Common Stock issued by the Company in connection with any indemnity obligations of the Company pursuant to any acquisition agreement; (iv) an aggregate of not more than 3,500,000 shares (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations or similar events), of the Company's Common Stock (or related options to purchase Common Stock) which are issued to employees, directors or consultants of the Company or any subsidiary pursuant to the Company's 1996 Stock Option Plan (the "Stock Plan") or any similar stock option or incentive plan approved by a majority of the Company's Board of Directors and, as required, shareholders, provided the issuance of such shares of the Company's Common Stock (or related options to purchase Common Stock) is approved by the Board of Directors or a duly-appointed committee thereof; (v) securities issuable upon conversion or exercise of any options, warrants or other rights to acquire capital stock of the Company outstanding as of the date of this Agreement; and (vi) shares of the Company's capital stock issued in connection with any stock split, stock dividend, reclassification or recapitalization by the Company.

      2.3. NOTICE FROM THE COMPANY. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Such Investor shall have thirty (30) days from the date any such notice is given to agree to purchase up to its PRO RATA share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. A PRO RATA share, for purposes of this Section 2, is the ratio of the number of shares of Common Stock issued and held, including shares issuable upon conversion of the Series A Preferred Stock and/or upon exercise of the Warrant then held, by such Investor to the total number of shares of Common Stock of the Company then outstanding on an as converted and fully diluted basis (excluding shares reserved for option grants not yet granted).

      2.4. SALE BY THE COMPANY. In the event the Investor fails to exercise in full its preemptive rights the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Investor's preemptive rights were not exercised, at a price and upon terms no more favorable to the Additional Investor thereof than specified in the Company's original notice to the Investor. To the extent the Company does not sell all the New Securities offered within said ninety (90) day period, the Company shall not issue or sell such New Securities without first again offering such securities in the manner provided by this Section 2.

      2.5. TERMINATION OF RIGHTS. The rights granted under this Section 2 will terminate at such time as the Loan is fully repaid and the Investor no longer holds any Registrable Securities.

3. CO-SALE RIGHTS.

      3.1. CO-SALE RIGHT. Subject to the terms and conditions of Section 3.5 and
3.6 hereof, none of the Major Shareholders or any of their respective affiliates other than the Company (each a "Selling Shareholder") shall enter into any transaction that would result in the sale by him of any capital stock now or hereafter owned by the Major Shareholders or any of their respective affiliates, unless at least thirty (30) calendar days prior to the closing of such sale the Selling Shareholder shall give notice to each Holder of its intention to effect such sale in order that such Holder may exercise its rights under this Section 3 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to cause to be included with the shares to be sold by it in the sale such Holder's Pro Rata Share on the same terms and conditions. For purposes of this Section 3, a Holder's "Pro Rata Share" will be defined as a fraction, the numerator of which is the number of Registrable Securities held by such Holder, and the denominator of which is the sum of (i) the number of shares of capital stock owned by the Selling Shareholder plus (ii) the number of Registrable Securities held by such Holder.

      3.2. REJECTION OF CO-SALE OFFER. If such Holder has not accepted such offer in writing within a period of fifteen (15) calendar days from the date of receipt of the notice specified in subsection (a) of this Section, then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to such Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section 3.

      3.3. ACCEPTANCE OF CO-SALE OFFER. If such Holder accepts such offer in writing within a period of fifteen (15) calendar days from the date of receipt of the notice specified in Section 3.1, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in the sale the number of Registrable Securities held by such Holder and set forth in the written acceptance.

      3.4. DELIVERY REQUIREMENTS. Such Holder shall effect its participation in the Selling Shareholder's sale by either promptly (i) delivering to the Selling Shareholder the appropriate number of shares of Common Stock which such Holder has elected to sell, or (ii) to the extent such Holder does not hold any shares of Common Stock, exercising the Warrant and/or converting shares of Series A Preferred Stock, as case may be, for the appropriate number of shares of Common Stock and then delivering to the Selling Shareholder for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent that number of shares of Common Stock which such Holder has elected to sell. The Company agrees to effect any such exercise and/or conversion concurrent with the actual transfer of the Selling Shareholder's shares to the purchaser.

      3.5. EXEMPT TRANSFERS OF STOCK. Notwithstanding anything to the contrary contained herein, the terms and conditions of this Section 3 shall not apply to the following transfers:

            (a) any transfers of Common Stock by gift during Major Shareholder's lifetime or on a Major Shareholder's death by will or intestacy to (i) Major Shareholder's "immediate family" (as defined below), (ii) a trust for the benefit of such Major Shareholder or such Major Shareholder's immediate family, or (iii) a partnership controlled, either directly or indirectly, by such Major Shareholder, provided that each transferee or other recipient executes a counterpart copy of this Agreement and becomes bound by the terms and conditions of this Section 3 (as a "Selling Shareholder") hereof; for purposes of this
Section 3.5, the term "immediate family" means such Major Shareholder's spouse, lineal descendant or antecedent (whether natural or adopted), brother or sister;

            (b) any transfers of Common Stock by a Major Shareholder made (i) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (ii) pursuant to the winding up and dissolution of the Company;

            (c) any transfers of Common Stock to the Company pursuant to any right of repurchase by the Company;

            (d) any transfers by a Major Shareholder to a shareholder or partner of a Major Shareholder or to the estate of any such shareholder or partner;

            (e) with respect to Walke, any transfers or sales by Walke of the Common Stock that he was required to purchase pursuant to Section 2.6 of the Stock Purchase Agreement by and among Jay L Friedland, Robert La Terra, Guideline and the Company, dated of even date herewith.

            (f) with respect to Walke, any transfers or sales by Walke of not more than 10% of the total shares of Common Stock held by such Major Shareholder as of the date hereof per annum (excluding any shares of Common Stock sold or transferred pursuant to Section 3.5(e)); provided, however, that the total number of shares of Common Stock sold or transferred by a Major Shareholder pursuant to this Section 3.5(f) shall not exceed 350,000 shares in the aggregate (excluding any shares of Common Stock sold or transferred pursuant to Section 3.5(e)).

            (g) with respect to Franklin, any transfers or sales by Franklin of not more than 20% of the total shares of Common Stock held by Franklin as of the date hereof per annum.

      3.6. TERMINATION OF CO SALE RIGHTS WITH RESPECT TO FRANKLIN. Notwithstanding anything herein to the contrary, with respect to Franklin only, the terms and conditions set forth in this Section 3 shall terminate at such time as the Investor has sold more than thirty-seven and one-half percent (37 1/2%) of the Registrable Securities held by the Investor.

4. OTHER COVENANTS OF THE COMPANY.

      4.1. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and its subsidiaries and in which, for each fiscal year, all reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

      4.2. INFORMATION RIGHTS.

            (a) For so long as the Company is subject to the requirements of the Exchange Act, the Company shall furnish to the Investor as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated and combined balance sheet of the Company and its subsidiaries and the related consolidated and combined statements of operations, shareholders' equity, and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes, and certified by the Chief Financial Officer of the Company, such consolidated and combined balance sheet to be as of the end of such month and such consolidated and combined statements of operations, shareholders' equity, and cash flows to be for such month in each case with comparative statements for (i) the prior fiscal year and (ii) the current budget approved by the Board of Directors.

            (b) Upon the Company no longer being subject to the reporting requirements of the Exchange Act, the Company shall furnish to the Investor the following information:

                  (i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated and combined balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated and combined statements of operations, shareholders' equity, and cash flows for the fiscal year then ended, such financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied and audited by a firm of independent public accountants reasonably acceptable to the Investor, and any management letters or special reports by auditors and any responses thereto;

                  (ii) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter in each year (other than the last quarter in each fiscal year), a consolidated and combined balance sheet of the Company and its subsidiaries and the related consolidated and combined statements of operations, shareholders' equity, and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes, and certified by the Chief Financial Officer of the Company, such consolidated and combined balance sheet to be as of the end of such quarter and such consolidated and combined statements of operations, shareholders' equity, and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for (i) the prior fiscal year and (ii) the current budget approved by the Board of Directors;

                  (iii) as soon as  practicable,  but in any event within thirty
(30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated and combined balance sheet of the Company and its subsidiaries and the related consolidated and combined statements of operations, shareholders' equity, and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes, and certified by the Chief Financial Officer of the Company, such consolidated and combined balance sheet to be as of the end of such month and such consolidated and combined statements of operations, shareholders' equity, and cash flows to be for such month in each case with comparative statements for (i) the prior fiscal year and
(ii) the current budget approved by the Board of Directors.

                  (iv) as soon as practicable, but in any event no later than thirty (30) days after the start of each fiscal year, consolidated capital and operating expense budgets (each, an "Annual Budget"), cash flow projections, and income and loss projections for the Company and its subsidiaries and divisions in respect of such fiscal year and approved by the Board of Directors, all itemized in reasonable detail and prepared on a monthly basis and, promptly after preparation, any material revisions to any of the foregoing approved by the Board of Directors;

                  (v) as soon as practicable, but in any event no later than thirty (30) days after each fiscal quarter in each year, a compliance certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the Company is in compliance with all of the terms and provisions of this Agreement, the Purchase Agreement and all of the agreements entered into by the Company in connection with the Loan; and

                  (vi) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property, or affairs of the Company and/or its subsidiaries, as such Investor reasonably may request including, without limitation, an accounting of the use of the proceeds from the sale of the Series A Preferred Stock and the Loan.

      4.3. INSPECTION, CONSULTATION, AND ADVICE. The Company shall permit and cause each of the subsidiaries to permit the Investor and such attorneys and/or accountants as it may designate, at such Investor's expense, to visit and inspect during business hours any of the properties of the Company and the subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances, and accounts of the Company and the subsidiaries with their officers, employees, and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor and such designees such affairs, finances, and accounts), and consult with and advise the management of the Company and the subsidiaries as to their affairs, finances, and accounts, all at reasonable times and upon reasonable notice; provided, however, that nothing in this Section shall be construed to require the Company or its management to follow any such consultation and advice

      4.4. COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, noncompliance with which could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company.

      4.5. COMPLIANCE WITH TERMS OF INDEBTEDNESS. The Company and its subsidiaries will comply in all material respects with all terms and covenants of all material debt obligations of the Company and the subsidiaries, including without limitation the Loan, as the same may be amended from time to time.

      4.6. OBSERVATION RIGHTS. For so long as the Loan is outstanding or the Investor holds any shares of Series A Preferred Stock, the Investor shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors; provided, however, that the Investor, or its representative, shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

5. GENERAL PROVISIONS

      5.1. SPECIFIC ENFORCEMENT. The Company expressly agrees that the Investor may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company, the Investor shall, in addition to all other remedies, be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

      5.2. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the outstanding shares of Registrable Securities; provided, however, that Section 3 may only be amended with the consent of the Company, the holders of a majority of the outstanding shares of Registrable Securities and the holders of a majority of the outstanding shares of Common Stock held by the Major Shareholders. Any amendment or waiver effected in accordance with this Section shall be binding upon any Person who is granted certain rights under this Agreement and the Company.

      5.3. EXPENSES. If any action at law or in equity is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and disbursements in addition to any other relief to which such party may be entitled.

      5.4. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      5.5. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address noted below, or at such other address as such party may designate by ten (10) days' advance written notice to the Company (who shall provide such other address to the Investor upon request):

            (a) if to the Company or any Major Shareholder, at 625 Avenue of the Americas, 2nd Floor, New York, New York 10011, Attn: David Walke, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attn:
Robert L. Lawrence;

            (b) if to Franklin, at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York, 10580; and

            (c) if to the Investor, at 172 Second Avenue North, Suite 112, Nashville, TN 37201, Attn: Joseph D. O'Brien III, with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attn:
Howard H. Lamar III, facsimile (615) 742-2709.

      5.6. GOVERNING LAW. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be governed by, and construed in accordance with, the laws of the State of New York.

      5.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements of the parties with respect to the subject matter hereof.

      5.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or by electronic transmission of an executed counterpart of any signature page to this Agreement to be executed hereunder shall have the same effectiveness as the delivery of a manually executed counterpart thereof.

      5.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      5.10. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

      5.11. AGGREGATION OF STOCK. All Registrable Securities held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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

      IN WITNESS WHEREOF, the Company, the Major Shareholders and the Investor have executed this Investor's Rights Agreement as of the day and year first above written.

                                    FIND/SVP, INC.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                    Name:  David Walke
                                    Title: Chief Executive Officer


                                    PETRA MEZZANINE FUND, L.P.

                                    By: Petra Partners, LLC, its General Partner

                                    By: /s/ Joseph D. O'Brien III
                                        ----------------------------------------
                                    Name:  Joseph D. O'Brien III
                                    Title: Managing Member

                                    /s/ Martin E. Franklin
                                    --------------------------------------------
                                    Martin E. Franklin

                                    /s/ David Walke
                                    --------------------------------------------
                                    David Walke




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